UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2009

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 3, 2009, the stockholders of Ameristar Casinos, Inc. (the “Company”) approved the Company’s 2009 Stock Incentive Plan (the “Plan”).
The Plan is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. Persons who are or agree to become directors, officers, employees, consultants, advisers or independent contractors of the Company or a Related Company (as defined in the Plan) are eligible to participate in the Plan. Participants will be selected from among those eligible in the sole discretion of the Committee or its authorized designee. The Plan replaces the Company’s Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”), and no further awards will be made under the 1999 Plan. Any awards outstanding under the 1999 Plan will remain outstanding in accordance with their terms.
The Plan provides the Committee the authority to award incentive and non-qualified stock options, restricted stock, restricted stock units (“RSUs”) and performance share units (“PSUs”). PSU awards will be performance-based and stock option and restricted stock awards may be performance-based.
The total number of shares of the Company’s Common Stock available for distribution under the Plan is 6,000,000, subject to adjustment for certain changes in the Company’s capital structure. Shares subject to previously granted stock options that expire unexercised, subject to restricted stock awards that are forfeited or subject to RSU or PSU awards that terminate without such shares having been delivered to the participant, for any reason, will again be available for future distribution under the Plan. No single participant may be granted stock options in any calendar year with respect to more than 2,000,000 shares of Common Stock. No single participant may be granted PSUs, or any other award (other than stock options) intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code, in any calendar year with respect to more than 500,000 shares.
The exercise price of a stock option may not be less than the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in such manner as the Committee may provide, including cash or delivery of shares of Common Stock already owned or subject to award under the Plan. The Plan provides the Committee discretion, without stockholder approval, to reduce the exercise price of previously granted stock options and to substitute new stock options for previously granted stock options, including previously granted options having higher exercise prices. A stock option may not be exercisable more than 120 months after the date the option is granted.
No awards may be made under the Plan after June 3, 2019. The Board of Directors may terminate the Plan at any earlier time and may amend it from time to time, except that no amendment or termination may adversely affect any outstanding award without the holder’s written consent. Amendments may generally be made without stockholder approval except as required to satisfy any applicable mandatory legal or regulatory requirements.
The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Ameristar Casinos, Inc. 2009 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
June 4, 2009	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Ameristar Casinos, Inc. 2009 Stock Incentive Plan.